CONVERTIBLE DEBENTURE

     FOR VALUE RECEIVED, GLOBAL CONCEPTS, LTD., a Colorado corporation (hereinafter called "Company"), hereby promises to pay to THE MARGOLIES FAMILY TRUST, 14 Garrison Inn Lane, Garrison, NY 10524 (the "Holder") the sum of Two Million Four Hundred Ninety-Nine Thousand Dollars ($2,499,000), with simple interest accruing at the annual rate of 6%. The principal and accrued interest shall be payable on January 1, 2009 (the "Maturity Date").

     This Debenture has been entered into pursuant to the terms of the Joint Management Agreement among the Company, the Holder and others.

     The following terms shall apply to this Debenture:

                                ARTICLE I

                            CONVERSION RIGHTS

     1.1 Conversion. The Holder is entitled, at its option, to convert all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, no par value ("Common Stock"), at the price per share (the "Conversion Price") equal to the average of the closing bid prices of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date (as defined herein). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

     1.2 Adjustments. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, the conversion right in this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

     B. Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     1.3 Reservation of Shares. During the period the conversion right exists, Company will reserve from its authorized and unissued Common Stock 150% of the number of shares of Common Stock issuable upon the full conversion of this Debenture. Company represents that, upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Company agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

     1.4 Maximum Conversion. The aggregate conversion of principal pursuant to this Article I shall not at any time exceed the Conversion Limit, except that the Conversion Limit may be exceeded at any time when an Event of Default has occurred and is continuing. The "Conversion Limit" will equal the product of the principal amount of this Debenture recited on its first page multiplied by a fraction, the numerator of which is the number of months including and after the month in which the Effective Date occurs, and the denominator of which is thirty-six (36). The "Effective Date" will be date on which the Securities and Exchange Commission declares effective the Registration Statement filed pursuant to the Joint Management Agreement.

                                ARTICLE II

                            EVENTS OF DEFAULT

     (a)   An "Event of Default" shall mean any of the following:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; or (d) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of Company's debt shall be instituted by or against the Company and if instituted against Company are not dismissed within 45 days of initiation events of bankruptcy or insolvency.

     (b) Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate the Maturity Date for payment of the principal amount of the Debenture and accrued interest thereon and may, notwithstanding any limitations contained in this Debenture, convert the principal amount in full and accrued interest thereon into shares of Common Stock pursuant to Article I hereof.

                                ARTICLE III

                               MISCELLANEOUS

     3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Ed Rodriguez, c/o Headliners Entertainment Group, Inc., 501 Bloomfield Avenue, Montclair, NJ 07042, telecopier: (973) 233-1299, with a copy by telecopier only to: Robert Brantl, Esq., 322 4th Street, Brooklyn, NY 11215, telecopier: 718-965-4042, and (ii) if to the Holder, to: Michael Margolies, 10 Garrison Inn Lane, Garrison, NY 10524, telecopier: (845) 424-4003.

     3.3 Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     3.4 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     3.5 Redemption. This Debenture may not be redeemed or paid without the consent of the Holder except as described herein.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by an authorized officer as of the 7th day of March, 2005.

                                       GLOBAL CONCEPTS, LTD.


                                       By: /s/ Eduardo Rodriguez
                                       ----------------------------------
                                       Eduardo Rodriguez, Chief Executive
                                        Officer

                           NOTICE OF CONVERSION
                            --------------------

 (To be executed by the Registered Holder in order to convert the Debenture)


The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Debenture issued by GLOBAL CONCEPTS, LTD. on March ____, 2005 into Shares of Common Stock of GLOBAL CONCEPTS, LTD. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.


Date of Conversion:_____________________________________________________


Conversion Price:_______________________________________________________


Shares To Be Delivered:_________________________________________________


Signature:______________________________________________________________


Print Name:_____________________________________________________________


Address:________________________________________________________________


________________________________________________________________________